                                                                       EXHIBIT 5
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AUSTIN                          ATTORNEYS AT LAW
BRUSSELS
HOUSTON             A REGISTERED LIMITED LIABILITY PARTNERSHIP
LONDON                  INCLUDING PROFESSIONAL CORPORATIONS
LOS ANGELES
MOSCOW                         1700 PACIFIC AVENUE
NEW YORK                           SUITE 4100
PHILADELPHIA                 DALLAS, TEXAS  75201-4675
SAN ANTONIO                       (214) 969-2800
WASHINGTON                      FAX (214) 969-4343


                 WRITER'S DIRECT DIAL NUMBER  (214) 969 - 2800


                               December 15, 1997

United Meridian Corporation
1201 Louisiana, Suite 1400
Houston, Texas  77002

Ladies and Gentlemen:

     We have acted as counsel to United Meridian Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration of 1,700,000 shares of the Company's Series A Voting Common Stock, $.01 par value (the "Common Stock"), as described in a registration statement on Form S-3 (the "Registration Statement") relating to the Common Stock to be issued under the Company's 1987 Nonqualified Stock Option Plan, as amended (the "Plan"), which Registration Statement is to be filed with the Securities and Exchange Commission.

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:


     A. The shares of Common Stock to be issued under the Plan which are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.


     B. The shares of Common Stock to be issued under the Plan, which are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and non-assessable.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

United Meridian Corporation
December 15, 1997
Page 2

     We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.



                            Sincerely,


                            /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                            AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.